EXHIBIT 10.2

                      Venturetek, LP
                    c/o David Selengut, Esq.
                    Ellenoff Grossman & Schole
                     150 East 42nd Street
                     New York, NY  10017



March 15, 2010


Chocolate Candy Creations, Inc.
130 Shore Road, Suite 238
Port Washington, NY  11050

Gentlemen:

     We hereby agree to lend you, from time to time, up to a maximum of $25,000 outstanding at any time upon your written request to us. Any such loan shall bear interest at the rate of prime plus 2% per annum and shall be repayable at such time as shall be agreed by us at the time of the drawdown of the loan.



Very truly yours,



Venturetek, LP
Taurus Max LLC, general partner

BY:  /s/ David Selengut
    _____________________________
         David Selengut
         Manager